Exhibit 99.1

Provention Bio Announces Closing of Upsized

Initial Public Offering

Oldwick, NJ, July 19, 2018 – Provention Bio, Inc. (Nasdaq:PRVB), a clinical stage biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases, announced today the closing of its initial public offering of shares of its common stock at a public offering price of $4.00 per share on July 19, 2018. The gross proceeds from the offering were approximately $63.9 million, before deducting underwriting discounts and commissions and other offering expenses. Shares of the Company’s common stock are expected to begin trading on The Nasdaq Capital Market under the ticker symbol “PRVB” on Tuesday, July 24, 2018.

MDB Capital Group, LLC acted as sole book-running manager for the offering. Dougherty & Company LLC acted as qualified independent underwriter for the offering.

The offering was made only by means of a prospectus. A registration statement on Form S-1 relating to the securities offered and sold in the offering was filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on July 3, 2018. A final prospectus relating to the offering, when available, may be obtained from MDB Capital Group, Attention: Prospectus Department, 2425 Cedar Springs Road, Dallas, TX 75201 or by telephone at (310)-526-5000 or on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Provention Bio, Inc.

Provention Bio, Inc. is a clinical-stage biopharmaceutical company leveraging a transformational drug development strategy that is focused on the prevention or interception of immune-mediated disease. Our diverse portfolio was assembled with product candidates that have undergone clinical testing but may have been underdeveloped or deprioritized assets at other companies. Provention’s mission is to in-license, transform and develop clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune and inflammatory diseases including: type 1 diabetes (T1D), Crohn’s disease, ulcerative colitis, lupus, and certain life-threating viral diseases. For more information on Provention Bio, please visit www.proventionbio.com.

About MDB Capital Group

MDB Capital Group sponsors scientists and entrepreneurs that possess meaningful technology which has the potential to impact significant commercial markets and benefit humanity. MDB maximizes the probability of commercialization by positioning companies as a leader in their technology domain, connecting them with a community of high quality investors and bringing the companies public during the development phase. For more information, visit www.mdb.com

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Provention’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA approvals or clearances and noncompliance with FDA regulations; uncertainties of patent protection and litigation; limited research and development efforts and dependence upon third parties; substantial competition; and our need for additional financing. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Provention does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

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Media & Investor Contacts

Jason Rando / Joshua Drumm, Ph.D.

Tiberend Strategic Advisors, Inc.

T: 212 375 2665 / 212 375 2664

jrando@tiberend.com

jdrumm@tiberend.com